STOCK PURCHASE AGREEMENT

TIDS AGREEMENT (this "Agreement"), is effective as of the date set forth on the signature page hereto, and is by and among Emissions Zero Module, Inc, a Wyoming corporation ("Buyer"), and William D Tiley, a resident of the state of Arizona ("Seller"). Buyer and Seller are each a "Party" and referred to collectively herein as the "Parties."

WHEREAS, the Seller owns all of the outstanding Equity Securities of Job Aire Group Inc, a company formed under the laws of the state of Arizona (the "Company''), consisting of 1,000 shares of common stock, no par value representing 100% of the securities of the Company outstanding (the "Shares").

WHEREAS, the Parties wish to provide for Seller's sale of the Shares to Buyer and Buyer's purchase of the Shares from Seller on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, agree as follows:

ARTICLE 1. THE ACQUISITION.

Section 1.1. Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 2, Seller shall sell the Shares to Buyer, and Buyer shall purchase the Shares from Seller, free and clear of all Encumbrances. For purposes of this Agreement, "Encumbrances" shall mean any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.

Section 1.2. Purchase Price. The aggregate purchase price for the Shares (the "Price") that the Buyer shall pay to the Seller in addition to $25,000 which Buyer previously delivered to Seller is as follows:

(a)  $25,000 upon execution hereof,

(b)  36 payments of $20,000 beginning on January 2, 2022, to be completed by December 31, 2024.

(c)  2% of the Net Revenue received by the Company for the 36-month period following the Effective Date up to a maximum of $1,000,000. The first payment for the yearly period following the execution of this Agreement, shall be due 45 days after the anniversary of the Closing Date and subsequent payments shall be paid annually on the anniversary of such date.

(d)  Buyer has the option of making any payment due under this Article 1 prior to its due date without penalty or interest.

Section 1.3. Indebtedness. Immediately prior to the Closing, Seller shall cause the Company to extinguish the indebtedness set forth on Exhibit 1.3 hereto.

Section 1.4. Indebtedness. At the time of the Closing, the Company will have indebtedness of the sums set forth on Exhibit 1.4 hereto. The Buyer shall assume the indebtedness set forth on Exhibit 1.4 at the Closing. As used herein, indebtedness of the Seller means all obligations of the Company including without limitation, the "Intercompany Accounts" or "advances" or other terms used to describe indebtedness owed by the Company or that will be owed by the Company for the 12 months following closing.

Section 1.5 Assets. Immediately prior to the Closing, the Company will own the assets as set forth on Exhibit 1.5 hereto and own such assets free and clear of all Encumbrances unless otherwise indicated in Exhibit 1.5.

Section 1.6. Net Revenue. For purposes of this Agreement, Net Revenue shall mean the Company's gross income minus its direct and indirect costs.

Section 1.7. Post Closing Services. Seller shall provide up to 10 hours per month of service to the Buyer to support existing contracts and relationships and expansion of the Company's business. Said services shall be performed as requested by Buyer to be deemed necessary to continue normal business operation.

ARTICLE 2. THE CLOSING.

Section 2.1. Place And Time. The closing of the sale and purchase of the Shares (the "Closing") shall take place at 1870 West Prince Rd. #10, Tucson, Arizona 85705 before 5:00 PM PST on December 15, 2022, or at such other place, date and time as the parties may agree in writing. If the Closing has not occurred on or before December 17, 2021, this Agreement shall be null and void. "Closing Date" shall mean the "effective date" of the Closing to be January 1, 2022. The Closing is subject to the following:

Section 2.2. Deliveries By Seller. At the Closing, Seller shall deliver the following to Buyer:

(a)  Certificates representing the Shares, duly endorsed for transfer to Buyer and accompanied by any applicable stock transfer tax stamps; Seller shall cause the Buyer to immediately exchange those certificates for, and to deliver to Buyer at the Closing, a certificate representing the Shares registered in the Company (without any legend or other reference to any Encumbrance);

(b)  The documents contemplated by Section 3;

(c)  All other documents, instruments and writings required by this Agreement to be delivered by Seller at the Closing and any other documents or records relating to the Company's business requested by Buyer in connection with this Agreement; and

(d)  Evidence reasonably acceptable to Buyer that the liabilities set forth on Exhibit 1.3 have been satisfied except those being assumed by the Buyer as set forth on Exhibit 1.4.

(e)  Statements from all Bank and Financial institutions providing services to the Seller directly or indirectly related to business operations and transfers set forth in Exhibit 5.28.

Section 2.3. Deliveries By Buyer. At the Closing, Buyer shall deliver the following to Seller:

(a)  A wire transfer in immediately available funds to an account designated by Seller in the amount of

$25,000;

(b)  The documents contemplated by Section 4; and

(c)  All other documents, instruments and writings required by this Agreement to be delivered by Buyer at the Closing.

Section 2.4. Assumption of Liabilities. Prior to the Closing, Seller shall assume all liabilities set forth on Exhibit 1.4 hereto.

ARTICLE 3. CONDITIONS TO BUYER'S OBLIGATIONS.

The obligations of Buyer to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions:

Section 3.1. No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits Buyer's acquisition of the Shares, that will require any divestiture as a result of Buyer's acquisition of the Shares, or that will require all or any part of the business of the Company to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on Buyer or Seller if this Agreement is consummated shall be pending.

Section 3.2. Representations, Warranties and Agreements. The representations and warranties of Seller set forth in this Agreement shall be true and complete in all respects as of the Closing Date as though made at such time, and Seller shall have performed and complied in all respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and Buyer shall have received a certificate to that effect signed by an authorized representative of the Company.

Section 3.3. Due Diligence. The Buyer shall have 30 days after execution hereof to conduct due diligence ("Due Diligence Period") of the Seller and the Company. Upon execution hereof until the Closing, Seller shall permit representatives of the Buyer to have access to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to the Company. In the event that the Buyer shall have determined, in its sole and absolute discretion, before the expiration of the Due Diligence Period that acquisition of the Company is not suitable for the Buyer's purposes, Buyer shall have the right to terminate this Agreement by giving to Seller written notice of termination before the expiration of the Due Diligence Period. If Buyer does not give written notice of termination before the expiration of the Due Diligence Period, this Agreement shall continue in full force and effect.

Section 3.4. Resignations of Directors. All of the Company's officers and directors shall resign immediately prior to the Closing and the Buyer shall elect new directors and appoint officers of the Company.

ARTICLE 4. CONDITIONS TO SELLER'S OBLIGATIONS.

The obligations of Seller to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions:

Section 4.1. No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement or that prohibits the sale of the Shares to Buyer and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on Buyer or Seller if this Agreement is consummated shall be pending.

Section 4.2. Representations, Warranties and Agreements. The representations and warranties of Buyer set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing and Buyer shall have received a certificate to that effect signed by an officer of Buyer.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller represents and warrants to Buyer that as of the Effective Date and the Closing Date:

Section 5.1. Organization of Seller; Authorization. Seller is a corporation duly organized, validly existing and in good standing under the laws of Arizona with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Seller and this Agreement constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

Section 5.2. No Conflict as to Seller. Neither the execution and delivery of this Agreement nor the consummation of the sale of the Shares to Buyer will (a) violate any provision of the certificate of incorporation or by-laws of Seller or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which Seller is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any Governmental Body applicable to Seller. For purposes of this Agreement, "Governmental Body" shall mean any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), any subdivision, agency, commission or authority thereof.

Section 5.3. Ownership of Shares. The authorized Equity Securities of the Company consist of 1,000,000 shares of common stock, no par value, of which 1,000 shares are outstanding and constitute the Shares. Seller owns the Shares, of record and beneficially, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares. The delivery of certificates to Buyer provided in Section 2.2 and the payment to Seller provided in Section 2.3 will result in Buyer's immediate acquisition of record and beneficial ownership of the Shares, free and clear of all Encumbrances. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of the Company. For purposes of this Agreement, Equity Securities have the meaning of equity securities as set forth in Rule 3a-l l-1 under the Securities Exchange Act of 1934.

Section 5.4. Organization of the Company. The Company has no subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and to engage in its business as presently conducted, is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which it is authorized to do business and is not required to qualify as a foreign corporation in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of the Company. All of the outstanding Equity Securities are owned of record and beneficially by the Seller, free and clear of all Encumbrances. Such Equity Securities have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale, or transfer of any Equity Securities. The Company does not own or have any option, right, agreement or commitment of any kind to acquire any Equity Securities or other securities of any other Person or any direct or indirect equity or ownership interest in any other business. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940. For purposes of this Agreement, "Person" shall mean any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.

Section S.S. No Conflict as to the Company. Neither the execution and delivery of this Agreement nor the consummation of the sale of the Shares to Buyer will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of the Company or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of the Company under, any material agreement or commitment to which the Company is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of the Company is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to the Company except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section 5.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of the Company.

Section 5.6. Consents and Approvals of Governmental Authorities. No consent, approval, or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Seller or the Company in connection with the execution, delivery and performance of this Agreement by Seller or the consummation of the sale of the Shares to Buyer.

Section 5.7. Other Consents. No consent of any Person is required to be obtained by Seller or the Company to the execution, delivery and performance of this Agreement or the consummation of the sale of the Shares to Buyer, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of the Company.

Section 5.8. Financial Statements. Within five days prior to the Closing, the Seller will deliver to Buyer, for the two most recent fiscal years and 9 month period ended September 30, 2021 audited consolidated balance sheets of the Company, statements of income, changes in financial position, as well as consolidated summary statements of operating results and cash generation for such periods. Records, applied software and document, regardless of location or person holding documents. Such financial statements and notes shall fairly present the consolidated financial condition and results of operations of the Company as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

Section 5.9. Title to Properties; Encumbrances. Exhibit 5.9 describes all interests in real property owned or leased by the Company. The Company owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Balance Sheet (except for property sold since the date of the Balance Sheet in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet. All properties and assets reflected in the Balance Sheet are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and all of which are listed in the Exhibit 5.9, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of the Company include all rights, properties, and other assets necessary to permit the Seller (and Buyer after the Closing) to conduct the Company's business in all material respects in the same manner as it is conducted on the date of this Agreement.

Section 5.10. Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by the Company are, in all respects material to the business or financial condition of the Company, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. the Company has not received notification that it is in violation of any applicable building, zoning, anti pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of the Company.

Section 5.11. No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by the Company is subject to any governmental decree or order to be sold or is being condemned, expropriated, or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefor, which action is likely to have a material adverse effect on the business or financial condition of the Company.

Section 5.12. Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving the Company.

Section 5.13. Absence of Certain Changes. Since the date of the Balance Sheet except as set forth on Exhibit

5.13 hereto, the Company has not:

(a)  suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of the Company, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

(b)  made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

(c)  issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise,

any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

(d)  organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

(e)  borrowed any funds (other than from Seller or the Company) or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money; discharged, or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

(g)  prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

(h)  cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

(i)  disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

(j)  granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

(k)  purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

(I) made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies);

(m)  written off or been required to write off any notes or accounts receivable;

(n)  written down or been required to write down any inventory;

(o)  entered into any collective bargaining or union contract or agreement; or

(p)  other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of the Company taken as a whole.

Section 5.14. No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business or financial condition of the Company.

Section 5.15. Patents, Trademarks and Copyrights. Exhibit 5.15 contains a list of(a) all material patents and registered trademarks and copyrights ("Proprietary Rights"), and applications therefor, owned by the Company and (b) all material License agreements relating to Proprietary Rights to which the Company is a party. The sale of the Shares to Buyer will not adversely affect the use by the Company of any Proprietary Rights material to the business of the Company. These rights include, emails used in due course of business website access and website development agreements.

Section 5.16. Contracts and Commitments. The Company is not a party to any:

(a)  Contract or agreement including leases of personal or real property except as set forth on Exhibit 5.16;

(b)  Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, (as defined in Section 2(3) of The Employee Retirement Income Security Act of 1974, as amended ("ERISA") or program for any of the employees, former employees or retired employees of the Company;

(c)  Commitment, contract, or agreement that is currently expected by the management of the Company to result in any material loss upon completion or performance thereof;

(d)  Contract, agreement, or commitment that is material to the business of the Company with any officer, employee, agent, consultant, advisor, salesman, sales representative, value-added reseller, distributor or dealer; or

(e)  Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

(f)  All such contracts and agreements are in full force and effect. The Company is not in breach of, in violation of or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which the Company is a party or is or may be bound that relates to tbe business of the Company or to which any of the assets or properties of the Company is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of the Company. Seller has not guaranteed any obligations of the Company.

Section 5.17. Customers and Suppliers. Exhibit 5.17 sets forth a list of (a) the ten largest customers of the Company in terms of gross sales during the last two fiscal years up to the date of the Closing (b) the ten largest suppliers of the Company in terms of purchases during the last two fiscal years up to the date of the Closing. During the last two fiscal years up to the date of the Closing, there has not been any material adverse change in the business relationships of the Company with any customer or supplier named in Exhibit 5.17.

Section 5.18. Labor Relations. The Company is not a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of the Company, (a) the Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage pending or threatened against the Company, (d) no representation question exists respecting the employees of the Company, (e) the Company has not experienced any strike, work stoppage or other labor difficulty in the prior 10 years and (f) no collective bargaining agreement relating to employees of the Company is currently being negotiated.

Section 5.19. Employee Benefit Plans. Exhibit 5.19 contains a list of all employee pension and welfare benefit plans covering employees of the Company. No listed plan is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of The Internal Revenue Code of 1986, as amended (the "Code"), each listed benefit plan and related funding arrangement, if any, has been maintained in all respects in compliance with its terms and the provisions of ERISA and the Code, and Exhibit 5.19 also lists all management incentive plans and all material employment contracts or severance arrangements pertaining to one or more specific employees.

Section 5.20. Key Personnel. Exhibit 5.20 contains a list of the names and current salaries of each employee, director and officer of the Company. None of such persons has informed Seller that he intends to terminate his employment with the Company. All key employees of the Company with access to confidential, proprietary information of the Company have entered into written agreements with the Company which provide for non-disclosure of such information and assignment to the Company of intellectual property rights with respect to technology developed in the context of employment by the Buyer.

Section 5.21. Compliance with Law. The operations of the Company have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof. The Company has never received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. The Company has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders ru1d approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

Section 5.22. Environmental Matters. At all times prior to the date hereof, The Company has complied in all respects with applicable environmental laws, orders, regulations, rules, and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of the Company. The environmental licenses, permits and authorizations that are material to the operations of the Company are in full force and effect. The Company has not released or caused to be released on or about the properties currently owned or leased by the Company (the "Properties") any (i) pollutants, (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section I01(14) of the Comprehensive Environmental Response Act, as amended or (iv) "Regulated Substances," as that term is defined in Section 9001 of the Resource Conservation and Recovery Act, 42

U.S.C.A. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of the Company.

Section 5.23. Brokers or Finders. Seller has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the Shares to Buyer.

Section 5.24. Absence of Certain Commercial Practices. The Company has not directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company, which Seller or the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and the Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers in violation of any applicable law or regulation.

Section 5.25. Transactions with Directors and Officers. The Company does not engage in business with any Person (other than Seller) in which any of the Buyer's directors or officers has a material equity interest. No director or officer of the Company owns any property, asset or right which is material to the business of the Company.

Section 5.26. Borrowing and Guarantees. Except as set forth on Exhibit 5.26, the Company (a) does not have any indebtedness for borrowed money, (b) is not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) is not a guarantor or surety with respect to the obligations of any Person.

Section 5.27. Product Warranties. Exhibit 5.27 contains the Buyer's standard form of product warranty and a summary description (by type) of product warranty claims made during the prior two years.

Section 5.28. Bank Accounts. Exhibit 5.28 contains the name and all signatories of each bank or other financial institution with which the Company has a bank account.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer represents and warrants to Seller as follows:

Section 6.1. Organization of Buyer; Authorization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Wyoming, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Buyer and this Agreement constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

Section 6.2. Conflict as to Buyer. Neither the execution and delivery of this Agreement nor the performance of Buyer's obligations hereunder will (a) violate any provision of the certificate of incorporation or by-laws of Buyer, (b) violate, be in conflict with, or constitute a default (or an event which, with notice of lapse of time or both, would constitute a default) under any agreement or commitment to which Buyer is party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Buyer.

Section 6.3. Brokers or Finders. Buyer has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with any of the transactions contemplated hereby.

Section 6.4. Consents and Approvals or Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement by Buyer or the consummation of the purchase of the Shares by Buyer.

Section 6.5. Other Consents. No consent of any Person is required to be obtained by Buyer to the execution, delivery and performance of this Agreement by Buyer or the consummation of the purchase of the Shares by Buyer.

Section 6.6. Purchase for Investment. Buyer is purchasing the Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

ARTICLE 7. ACCESS AND REPORTING; FILINGS WITH GOVERNMENTAL AUTHORITIES.

Section 7.1. Access. Between the date of this Agreement and the Closing Date, Seller shall, and shall cause the Company to, (a) give Buyer and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of the Company and to the books and records of the Company, (b) permit Buyer to make inspections thereof, and (c) cause its officers and its advisors to furnish Buyer with such financial and operating data and other information with respect to the business and properties of the Company and to discuss with Buyer and its authorized representatives the affairs of the Company, all as Buyer may from time to time reasonably request.

Section 7.2. Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, the Company and the Seller shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, the Buyer, except for the acquisition of the Shares by Buyer.

Section 7.3 Tax Matters.

(a)  Tax Matters. Seller represents, warrants, covenants, agrees and promises as follows:

(i)  The Company has filed all nonconsolidated and non-combined Tax Returns and all consolidated or combined Tax Returns that include only the Company and/and not Seller or its other Affiliates (for the purposes of this Section 7.3, such tax Returns shall be considered nonconsolidated and non-combined Tax Returns) required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and non-combined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and shall prepare and timely file all such nonconsolidated and non-combined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns. All such Tax Returns filed after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation or agreed to in writing by Buyer. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation, without the prior approval of Buyer.

(ii)  All consolidated or combined Tax Returns required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of the Company for any taxable period have been timely filed, and the income, activities, operations and transactions of the Company have been properly included and reflected thereon.

(iii)  The Company has not agreed or is required to make any adjustment under Section 48l(a) of the Code by reason of a change in accounting method or otherwise or pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

(iv)  The Seller, the Company or any predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341(f)(l) of the Code, or agreed under Section 34l(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to the Seller, the Company or its assets or operations and no power of attorney granted by the Company with respect to any Tax matter is currently in force.

(v)  There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to Seller, the Company or their assets.

(vi)  All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

(vii)  Within 10 days prior to the Closing, Seller will deliver to Buyer true and complete copies of all income Tax Returns of the Company (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by Buyer as may be relevant the Company, or its assets or operations for any and all periods ending after the Closing Date, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

(viii)  There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

(b)  Except as otherwise provided in this Section 7.3(b)(i) and Section 7.3(c), Seller shall be liable and responsible for, and shall indemnify and hold Buyer, the Buyer, , harmless form and against, (A) any and all Taxes of, due and payable by, or imposed with respect to, the Buyer, any predecessor thereof, and/or their assets or operations, for any and all Taxable periods ending on or prior to (or the portion of any Taxable periods through) the Closing Date (whether or not such Taxes have become due and payable); (B) any and all Taxes (irrespective of the period to which such Taxes relate or are attributable) resulting from the Company and/(or any predecessor thereof) having been (or ceasing to be) (x) affiliated with one or more of the Seller, its Affiliates, or any predecessor thereof or (y) included or required to be included in any consolidated, combined or unitary return for any period (or portion thereof) on or prior to the Closing Date; (C) any and all Taxes (irrespective of the period to which such Taxes relate or are attributable) of, due and payable by, or imposed with respect to Seller, or any past or present parent, subsidiary or other Affiliate of Seller (or any predecessor thereof) other than the Company ; (D) any and all Taxes attributable to a breach of this Section 7.3 (subject to the survival provisions of Section 7.3(t) hereof); (E) any and all Taxes of, due and payable by, or imposed with respect to the Buyer, and/or their assets or operations arising out of any of the Contemplated Transactions (as defined below); and (F) any liability or obligation under any Tax Agreement or the termination thereof; provided, however, Seller shall not be liable for any Taxes due and payable by Buyer, the Buyer, resulting or arising from an election (or deemed election) under Section 338(a) of the Code (or foreign, state, or local equivalent thereof) (a "Buyer Section 338 Election"). For purposes of this Article 7, Contemplated Transactions means any transaction or event contemplated by this Agreement that occurs at or prior to the Closing, except any transaction or event directly relating to Buyer's financing and which, but for such financing (as opposed to Buyer having had sufficient funds on hand) would not have occurred.

(c)  Any Taxes with respect to the business, activities and assets of the Company that relate to a Tax period beginning on or before the Closing Date and ending after the Closing Date shall be paid by the Seller, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, as determined from the books and records of the Company consistent with the Code and regulations thereunder and other applicable law, based on the actual operations of the Company or any such Subsidiary during the portion of such period ending on the Closing Date and the portion of such period beginning at the Closing, and each such portion of such period shall be deemed to be a Tax period subject to the provisions of Sections 7.3(b)(i) and 7.3(b)(ii) above. To the extent permitted by applicable law, Seller shall elect or take such other procedural action that is necessary or appropriate to treat a period that would otherwise end after the Closing Date as ending on Closing Date.

(d)  Except as provided in Section 7.3(c) hereof, any refunds or credits of Taxes that arise in, or are otherwise attributable to, a taxable year or Tax period (including a period deemed to be a tax period under Section 7.3(b)(iv)) ending on or before the Closing Date, shall be for the account of Seller. Any refunds or credits of Taxes that arise in, or are otherwise attributable to, a taxable year or Tax period (including a period deemed to be a Tax period under Section 7.3(b)(iv)) of Buyer, the Company ending after the Closing, including, without limitation, any refunds or credits that arise from the carryback of any deduction, loss or credit from a Tax period (including a period deemed to be a Tax period under Section 7.3(b)(iv)) ending subsequent to the Closing to a taxable year or Tax period (including a period deemed to be a Tax period under Section 7.3(b)(iv)) ending on or before the Closing, shall be for the account of Buyer. Seller shall cooperate in the filing of any carryback refund request.

(e)  The provisions of this Article 7 shall survive the Closing until five years following the latest of (i) the date upon which liability to which such claim may relate is barred by all applicable statutes of limitations (after taking into account any extensions); (ii) the date upon which any claim for refund or credit related to any such claim is barred by all applicable statutes of limitations (after taking into account any extensions); and (iii) with respect to any claim for which indemnity is being sought at the expiration of the periods described in clauses (i) and (ii) above, the date of a final determination in such proceeding with respect to such claim.

(f)  The provisions of this Article 7 set forth the exclusive and entire agreement of the parties relating to (i) sharing liabilities for Taxes, (ii) division of refunds of Taxes, (iii) control of proceedings relating to Taxes and (iv) filing of Tax Returns. The limitations contained in Section 9 of this Agreement shall not apply to the provisions of this Section 7.3.

(g)  Subsequent to the date hereof, the parties hereto shall provide each other, and Buyer shall cause the Company to provide Seller, with such cooperation and information relating to the Company as a pa1iy reasonably may request in (i) filing any Tax Return, amended Return, claim for refund, election or consent, (ii) determining any liability for Taxes or a right to refund of Taxes, (iii) conducting or defending any audit or other proceedings in respect of Taxes or(iv) conducting due diligence. Such cooperation and information shall include providing copies of all relevant Tax Returns, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by taxing authorities and records concerning the ownership and tax basis of property which any party, the Seller or any of their affiliates or predecessors may possess. Seller shall make, and shall cause the Company to make, and Seller shall make, its employees, accountants and other advisors available on a mutually convenient basis to provide explanations of any documents or information required to be provided hereunder. The parties shall retain, and Buyer shall cause the Company to retain, all Tax Returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and to the extent notified by any party, any extensions thereof) of the taxable years to which such Returns and other documents relate and, unless such returns and other documents are offered and delivered to Seller or Purchaser, as applicable, until the final determination of any Tax in respect of such years. In addition, the pa1ties shall comply, and Buyer shall cause the Company to comply with all applicable governmental record retention agreements entered into with any taxing authority with respect to the Company. Seller shall reimburse Buyer for reasonable out-of-pocket expenses incurred in connection with assisting each other under this Section 7.3(g). county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment and payroll related, and property taxes, import duties and other governmental charges and assessments), whether attributable to statutory or non-statutory rules and whether or not measured in whole or in part by net income, any included interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing "Tax Returns" (or "Tax Return" where the context requires) shall mean all returns, declarations, reports, information returns, and statements of whatsoever kind in respect of Taxes.

ARTICLE 8. CONDUCT OF THE SELLER'S BUSINESS PRIOR TO THE CLOSING.

Section 8.1. Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, Seller shall cause the Company to conduct its businesses in all material respects in the ordinary course.

Section 8.2. Business Organization. Between the date of this Agreement and the Closing Date, Seller shall use its reasonable efforts, and shall cause the Company to use its respective reasonable efforts, to (a) preserve substantially intact the business organization of the Company and keep available the services of the present officers and employees of the Company and each of its Subsidiaries, and (b) preserve in all material respects the present business relationships and good will of the Company and each of its Subsidiaries.

Section 8.3. Corporate Organization. Between the date of this Agreement and the Closing Date, Seller shall not cause or permit any amendment of the certificate of incorporation or by-laws (or other governing instrument) of the Company, and shall cause the Company not to:

(a)  issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

(b)  sell or otherwise dispose of any Equity Securities of the Company, or create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities of the Company;

(c)  reclassify, split up or otherwise change any of its Equity Securities;

(d)  be party to any merger, consolidation or other business combination;

(e)  sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in ai1 amount which is material to the business or financial condition of the Company, taken as a whole, except in the ordinary course of business; or

(t) organize any new Subsidiary or acquire any Equity Securities of any Person or any equity or ownership interest in any business.

Section 8.4. Other Restrictions. Between the date of this Agreement and the Closing Date, Seller shall cause the Company not to:

(a)  borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money other than borrowings from Seller, the Company or another of its Subsidiaries;

(b)  create any material Encumbrance on any of its material properties or assets;

(c)  except in the ordinary course of business, increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;

(d)  create or materially modify any material bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA);

(e)  make any capital expenditure or acquire any property or assets (other than raw materials and supplies) for a cost in excess of $5,000 in any one case or $7,500 in the aggregate;

(f)  enter into any agreement that materially restricts the Company from carrying on its business;

(g)  pay, discharge or satisfy any material claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or obligations reflected in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet; or

(b) cancel any material debts or waive any material claims or rights.

9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

Section 9.1. Survival. No representation or warranty contained in this Agreement or in any certificate or document delivered pursuant hereto shall survive the Closing, except for those contained in Sections 5.1, 5.2, 5.3, 5.6 (only as to Seller), 5.7 (only as to Seller), 5.23, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7 and 6.8 (the "Surviving Representations and Warranties").

Section 9.2. Indemnification. Seller shall indemnify and hold harmless Buyer, and the Buyer and shall reimburse Buyer and the Company for any loss, liability, damage or expense (including reasonable attorneys fees) (collectively, "Damages") arising from or in connection with (a) any inaccuracy in any of the Representations and Warranties of Seller in this Agreement or (b) any failure by Seller to perform or comply with any agreement in this Agreement.

Section 9.3 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section

9.3 or 9.4 of notice of the commencement of any action which give rise to Damages, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement thereof. Failure so to notify the indemnifying party shall relieve it of any liability that it may have to any indemnified party to the extent that the defense of such action is materially prejudiced thereby, providing the indemnifying party did not receive or otherwise have actual notice thereof. If any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so the assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses (unless such fees or expenses are incurred at the request of the indemnifying party), in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, provided, however, that Buyer and the Company shall be entitled, at their sole election, to retain control of any action or demand related to any intellectual property right matters or as to which the remedy would have a materially adverse on-going effect on the Company or its Subsidiaries. If the indemnifying party receives notice of any action or demand, it shall promptly notify the indemnified party as to whether it intends to control the defense thereof. ff an indemnifying party defends an action (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any action and it does not, within 20 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall not be bound by any compromise or settlement thereof effected by the indemnified party without its consent, which shall not be unreasonably withheld.

ARTICLE 10. TERMINATION.

Section 10.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:

(a)  By written agreement of Seller and Buyer at any time;

(b)  By Seller, by notice to Buyer at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible;

(c)  By Buyer, by notice to Seller at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing, would otherwise occur of if satisfaction of such a condition is or becomes impossible; or

(d)  By Buyer, for any reason during the Due Diligence Period.

Section 10.2. Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, this Agreement shall terminate without any liability or further obligation of any party to another.

11. NOTICES.

Section 11.1 Notices. Signatures delivered by fax and/or e-maiV.pdf transmission shall be sufficient and binding as if they were originals, and such delivery shall constitute valid delivery of this Agreement. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered: (i) four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after it is sent by fax for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to EZM:Emissions Zero Module Inc 1870 West Prince Rd, Suite 41

Tucson, Arizona 85705 Via Email:

info@ezmusa.com

Job Aire Group Inc 13450 Piper Drive

Tucson, Arizona 85755 Via Email: tomlandryceo@gmail.com

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

ARTICLE 12. MISCELLANEOUS.

Section 12.1. Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time, provided that no such amendment shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 12.2. Expenses. Each party shall bear its own expenses incident to the preparation, negotiation,

execution and delivery of this Agreement and the performance of its obligations hereunder.

Section 12.3. Captions and beadings. The captions and headings in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

Section 12.4. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

Section 12.5. Covenant Not to Compete. For a period of five (5) years following the Closing Date, neither Seller nor any of its affiliates (other than those listed in Section 12.1 of the Exhibit A) shall, throughout the United States, Mexico, Canada and all other countries in which any products of The Company has been sold during the two-year period ending on the Closing Date, directly or indirectly, engage in any business that competes, directly or indirectly, with any business engaged in by the Company on the Closing Date; provided, however, that this Section 12.1 shall not (i) apply to Seller's ownership of not more than five percent (5%;) of any company whose securities are traded in the over-the-counter market or listed on a national securities exchange or foreign stock exchange if Seller does not exercise management control thereof, (ii) require Seller or any of its affiliates to divest itself of any properties or business now owned, or (iii) prohibit the acquisition of any properties, business or company a portion of which competes with the Company if Seller or such affiliate promptly announces its commitment to promptly divest itself of such portion or if the primary purpose of such acquisition is not the re-entry of such business. Buyer and Seller acknowledge and agree that the time, scope, geographic area and other provisions of this Section 12.1 have been specifically negotiated by sophisticated commercial parties and specifically hereby agree that such time, scope, geographic area and other provisions are reasonable under the circumstances. Buyer and Seller further agree that if, at any time, despite express agreement of the parties hereto, a court of competent jurisdiction holds that any portion of this Section 12.1 is unenforceable because any of the restrictions herein is unreasonable or for any other reason, the maximum restrictions of time, scope or geographic area reasonable under the circumstances, as determined by such court, will be substituted for any such restrictions held unenforceable. In the event of breach by Seller of any provision of this Section 12.1, Seller acknowledges that any such breach will cause irreparable damage to Buyer, the exact amount of which will be difficult or impossible to ascertain, and that remedies of law for any such breach will be inadequate. Accordingly, Buyer shall be entitled, in addition to any other rights or remedies existing in its favor, to obtain, without the necessity for any bond or other security, specific performance for injunctive relief in order to enforce, or prevent the breach of, any such provision.

Section 12.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

Section 12.7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Arizona without giving effect to any choice or conflict of Law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Arizona.

Section 12.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

Section 12.9 Remedies; Specific Performance. The Pai1ies agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and agree that in the event that any Party shall fail or refuse to consummate the transactions contemplated by this Agreement or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the "Defaulting Party") shall have occurred that results m the failure to consummate the transactions contemplated by this Agreement, then in addition to the other remedies provided herein, the other Party or Parties (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, and shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, in each case without the requirement of posting any other bond or other type of security. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity.

Section 12.10. Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party, including for drafting this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder unless the context requires otherwise.

Section 12.11. Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties: provided, however, that any Patty may make any public disclosure it believes in good faith is required by applicable law.

Section 12.12. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

Section 12.13. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

Section 12.14. Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 12.15. Miscellaneous Rights of the Seller. As set forth in Exhibit 12.15 The Seller shall be granted the opportunities and conditions as detailed in Exhibitl2.15 unless otherwise contraindicated in this Agreement.

***Intentionally Left Blank***

WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of January 1, 2021.

(Signature)

JOB AIRE GROUP INC.

Seller:

Title:

Buyer:

EMISSIONS ZERO MODULE, INC.

Exhibit 12.15

Consideration of three essentials in the Agreement as follows:

1.  If for any reason EZM/Colambda Technologies cannot meet its responsibilities in completing the requirements of the Agreement the Seller {William Tiley), shall have the right to purchase the company at a price not to exceed the compensation he had received up to and including the date of his re purchase.

2.  If for any reason EZM/Colambda wishes to sell or transfer its interest in the company the Seller will retain the first right of refusal to purchase under the same terms and conditions.

3.  EZM/Colambda agrees to retain the Key Employees as designated in Exhibit 5.20 of the Agreement for no less than three years from the date of this agreement, in a manner consistent with their current employment agreement. The employees shall be compensated at no less than their current pay and benefits. In the event a current employment agreement cannot be produced by the date of this Agreement then, an employment agreement will be developed and put into place within 30 days of this Agreement.

Exhibit 1.3

Company to extinguish the following indebtedness

Exhibit 1.4

The Buyer shall assume the following indebtedness

Exhibit 1.5

Assets of Job Aire Group:

Company will own the following assets

Exhibit 5.9

Real Property held by Job Aire Group

Exhibit 5.13

Balance Sheet and Financial Statements (Attached)

Exhibit 5.15

Patents Trademarks, Email Address used in due course of business, Trade Names, Trademarks, Logos, Alias' and DBA's.

Exhibit 5.17

List of Suppliers and Ten Largest Customers

Exhibit 5.19

Employee Contracts and Benefit Plans

Exhibits 5.20

Key Employees

Exhibit 5.26

Guarantee and Borrowers

Except those listed the Company does not have any indebtedness for borrowed money.

Exhibit 5.28

Bank Accounts and Signatories